Exhibit 23.2

Calhoun, Blair & Associates

Petroleum Consultants

4625 Greenville Avenue, Suite 102

Dallas, Texas 75206

214-522-4925

Fax 214-346-0310

Rgblair@swbell.net

February 18, 2020

Dorchester Minerals, L.P.

3838 Oak Lawn Avenue, Suite 300

Dallas, Texas 75219-4541

Gentlemen:

Calhoun, Blair & Associates does hereby consent to the incorporation by reference in the Registration Statements on Forms S-3 and S-4 (No. 333-202918, No. 333-231841, and No. 333-233220) of Dorchester Minerals, L.P. of our estimated reserves included in this Annual Report on Form 10-K including, without limitation, Exhibit 99.1, and to all references to our firm included in this Annual Report.

/s/ Robert G. Blair, P.E. Calhoun, Blair & Associates Licensed Professional Engineer State of Texas #68057